COVER LETTER TO OFFER TO PURCHASE AND LETTER OF TRANSMITTAL
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisors

IF YOU DO NOT WANT TO SELL YOUR LIMITED LIABILITY COMPANY INTERESTS AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SOLELY NOTIFICATION OF THE FUND’S TENDER OFFER.

June 29, 2017

Dear Partners Group Private Equity (Master Fund), LLC Member:

We are writing to inform you of important dates relating to a tender offer by Partners Group Private Equity (Master Fund), LLC (the “Fund”). If you are not interested in having the Fund repurchase your limited liability company interests or a portion of your interest in the Fund (“Interests”) valued as of September 30, 2017, please disregard this notice and take no action.

The tender offer period will begin on June 29, 2017 and will end at 11:59 p.m., Eastern Time, on July 27, 2017, at which point the tender offer will expire. The purpose of the tender offer is to provide liquidity to Members of the Fund that hold Interests. Interests may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Interests or a portion of your Interests for purchase by the Fund during this tender offer period, please contact your Financial Advisor (“FA”) who will enter the order and provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing. Your FA must submit the form before 11:59 p.m., Eastern Time, on July 27, 2017. If you do not wish to have all or any portion of your Interests repurchased, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR INTERESTS REPURCHASED.

If you have any questions, please refer to the enclosed Offer to Purchase document, which contains additional important information about the tender offer, or call your FA.

Sincerely,

Partners Group Private Equity (Master Fund), LLC

OFFER TO PURCHASE
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisors

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
1114 Avenue of the Americas, 37th Floor
New York, New York 10036

OFFER TO PURCHASE INTERESTS
 DATED JUNE 29, 2017

LETTERS OF TRANSMITTAL MUST BE
 PROCESSED BY YOUR FINANCIAL ADVISOR
BY JULY 27, 2017.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
11:59 P.M., EASTERN TIME, ON JULY 27, 2017,
 UNLESS THE OFFER IS EXTENDED

To the Members of
 Partners Group Private Equity (Master Fund), LLC:

Partners Group Private Equity (Master Fund), LLC a closed‑end, non‑diversified management investment company organized as a Delaware limited liability company (the “Fund”), is offering to purchase for cash on the terms and conditions set out in this offer to purchase (this “Offer to Purchase”) and the related Letter of Transmittal (which, together with this Offer to Purchase, constitutes the “Offer”) an amount of Interests (as defined below) or portions of Interests with an aggregate net asset value up to approximately 5.00% of the net assets of the Fund. The Offer is being made pursuant to tenders by members of the Fund (“Members”) at a price equal to the net asset value of the tendered Interests as of September 30, 2017 (or at a later date determined by the Fund if the Offer is extended) (in each case, the “Valuation Date”), less any Early Repurchase Fee (as defined below) due to the Fund in connection with the repurchase. As used in the Offer, the term “Interest” or “Interests” refers to the limited liability company interests in the Fund or portions of interests that constitute the class of security that is the subject of the Offer, and includes all or any portion of a Member’s Interest as the context requires. Members that desire to tender Interests for purchase must do so by 11:59 p.m., Eastern Time, on July 27, 2017 (the “Initial Notice Due Date”), subject to any extension of the Offer made in the absolute discretion of the Fund’s Board of Managers. The later of the Initial Notice Due Date or the latest time and date that the Fund designates as the deadline for Members to tender Interests for purchase is called the “Notice Due Date” and is the date upon which the Offer expires. If the Fund elects to extend the tender period, the net asset value of the Interests tendered for purchase will be determined at the close of business on a day determined by the Fund and notified to the Members. The Offer is being made to all Members and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Limited Liability Company Agreement dated as of December 31, 2016 (as it may be amended, modified or otherwise supplemented from time to time, the “LLC Agreement”).

Members should realize that the value of the Interests tendered in the Offer likely will change between May 31, 2017 (the last time net asset value was calculated) and the Valuation Date when the value of the Interests tendered to the Fund for purchase will be determined. Members tendering their Interests should also note that they will remain Members in the Fund, with respect to the Interests tendered and accepted for purchase by the Fund, through October 1, 2017, or a later date determined by the Fund if the Offer is extended (in each case, the “Repurchase Date”). Any tendering Members that wish to obtain the estimated net asset value of their Interests should contact State Street Bank and Trust Company, the Fund’s administrator, at (888) 977-9790 or at State Street Bank and Trust Company, Attention: Partners Group Private Equity (Master Fund), LLC, 1 Heritage Drive, Mailstop OHD0100, North Quincy, MA 02171, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

Members desiring to tender all or any portion of their Interests in accordance with the terms of the Offer should contact their FA who will enter the order and provide a customized Tender Offer Form. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing.

Important

None of the Fund, Partners Group (USA) Inc. (the “Adviser”), or the Fund’s Board of Managers makes any recommendation to any Member whether to tender or refrain from tendering Interests. Members must make their own decisions whether to tender Interests, and, if they choose to do so, the portion of their Interests to tender.

Because each Member’s investment decision is a personal one, based on financial circumstances, no person has been authorized to make any recommendation on behalf of the Fund as to whether Members should tender Interests pursuant to the Offer. No person has been authorized to give any information or to make any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, such recommendation and such information and representations must not be relied on as having been authorized by the Fund, the Adviser, or its Board of Managers.

This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission or any state securities commission passed on the fairness or merits of such transaction or on the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

Questions and requests for assistance and requests for additional copies of the Offer may be directed to your FA.

TABLE OF CONTENTS

1.	Summary Term Sheet	1
2.	Background and Purpose of the Offer	2
3.	Offer to Purchase and Price	3
4.	Amount of Tender	3
5.	Procedure for Tenders	4
6.	Withdrawal Rights	4
7.	Purchases and Payment	5
8.	Certain Conditions of the Offer	6
9.	Certain Information About the Fund	6
10.	Certain Federal Income Tax Consequences	7
11.	Miscellaneous	7

1.	SUMMARY TERM SHEET

This Summary Term Sheet highlights certain information concerning the Offer. To understand the Offer fully and for a more complete discussion of the terms and conditions of the Offer, please read carefully this entire Offer to Purchase and the related Letter of Transmittal. Section references are to this Offer to Purchase.

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The Fund (referred to as “we”, “us” or the “Fund” in this Summary Term Sheet) is offering to purchase Interests in an amount up to approximately 5.00% of the net assets of the Fund (or $124,700,000 as of May 31, 2017). We will purchase your Interests at their net asset value (that is, the value of the Fund’s total assets minus its total liabilities, including accrued fees and expenses, multiplied by the proportionate interest in the Fund you desire to tender, after giving effect to all allocations, including any incentive allocation) calculated as of the Valuation Date, less any Early Repurchase Fee (defined below) due to the Fund in connection with the repurchase. The net asset value of Interests will be calculated for this purpose as of September 30, 2017 or, if the Offer is extended, as of any later Valuation Date. The Offer will remain open until 11:59 p.m., Eastern Time, on July 27, 2017 (or if the Offer is extended, until any later Notice Due Date), at which time the Offer is scheduled to expire.

•
The Fund reserves the right to adjust the Valuation Date to correspond with any extension of the Offer. The Fund will review the net asset value calculation of the Interests during the Fund’s audit for the fiscal year ending on March 31, 2018, which the Fund expects will be completed within 60 days of the fiscal year-end, and that net asset value will be used to determine the final amount paid for tendered Interests. Because the Fund’s current fiscal year will end on March 31, 2018, the Fund expects that the audit will be completed by the end of May 2018.

•
A Member may tender its entire Interest or a portion of its Interest. If a Member tenders some of its Interest in an amount that would cause the Member’s remaining Interest to have a net asset value of less than $25,000 with respect to Class A Interest, or to have a net asset value of less than $100,000 with respect to Class I Interest, the Board of Managers reserves the right to reduce the amount to be repurchased from the Member so that the required minimum account balance is maintained or to repurchase the remainder of the Member’s Interest in the Fund. See Section 4.

•
A Member who tenders Interests prior to holding such Interests for 12 consecutive months may be subject to an “Early Repurchase Fee” payable to the Fund equal to 2.00% of the amount requested to be purchased, to be netted against withdrawal proceeds.

•
If you tender your Interests and we purchase those Interests, we will issue you a non-interest bearing, non-transferable promissory note (the “Note”) entitling you to an amount equal to the net asset value of the Interests tendered (valued in accordance with the LLC Agreement) determined as of September 30, 2017 (or if the Offer is extended, the net asset value determined on the Valuation Date), less any Early Repurchase Fee due to the Fund in connection with the repurchase.

•
The Note will entitle you to an initial payment in cash (valued according to the LLC Agreement) equal to at least 95% of the unaudited net asset value of the Interests, less any Early Repurchase Fee due to the Fund in connection with the repurchase (the “Initial Payment”). The Fund may take up to 20 business days after the Repurchase Date to make the Initial Payment.

•
The Note will also entitle the tendering Member to receive a contingent payment (the “Post‑Audit Payment”) equal to the excess, if any, of (1) the aggregate value of the repurchased Interests as of the Valuation Date (as it may be adjusted based upon the next annual audit of the Fund’s financial statements), over (2) the Initial Payment. The Post‑Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. The Note will be held by State Street Bank and Trust Company on your behalf. Upon a written request by you to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to you at the address for you as maintained in the books and records of the Fund. See Section 7.

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•
If we accept the tender of your Interests, we will pay you the proceeds from one or more of the following sources: cash on hand, proceeds from the sale of securities held by the Fund, withdrawal proceeds from investment funds in which the Fund invests, or borrowings. The purchase amount will be paid entirely in cash. See Section 7.

•
If you desire to tender Interests for purchase, you must do so by 11:59 p.m., Eastern Time, on July 27, 2017 (or if the Offer is extended, by any later Notice Due Date), at which time the Offer is scheduled to expire. Until that time, you have the right to withdraw any tenders of your Interests. Interests withdrawn may be re‑tendered, however, provided that such tenders are made before the Notice Due Date by following the tender procedures described herein. If the Fund has not yet accepted your tender of Interests on or prior to August 24, 2017 (i.e., the date 40 business days from the commencement of the Offer), you will also have the right to withdraw the tender of your Interests after such date. See Section 6.

•
If you would like us to purchase your Interests, you should contact your FA who will enter your order and provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing. Your FA must submit the form before 11:59 p.m., Eastern Time, on Juy 27, 2017. See Section 5. The value of your Interests may change between May 31, 2017 (the last time net asset value was calculated) and the Valuation Date when the value of the Interests being purchased will be determined. See Section 3.

•
As of May 31, 2017, the net asset value of the Fund was $2,492,907,269. If you would like to obtain the estimated net asset value of your Interests, which we calculate from time to time, based upon the information we receive from the managers of the investment funds in which we invest, you may contact State Street Bank and Trust Company at (888) 977-9790 or at the address listed on the cover page of the Letter of Transmittal, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time). See Section 3.

2.	BACKGROUND AND PURPOSE OF THE OFFER.

The purpose of the Offer is to provide liquidity to the Members that hold Interests in the Fund, as contemplated by and in accordance with the procedures set out in the Fund’s registration statement on Form N-2 (as it may be amended, modified or otherwise supplemented from time to time, the “Registration Statement”) and the LLC Agreement. The Registration Statement and the LLC Agreement provide that the board of managers of the Fund (the “Board of Managers”) has the discretion to determine whether the Fund will purchase Interests from time to time from Members pursuant to written tenders, and that one of the factors the Board of Managers will consider in making such determination is the recommendations of the Adviser. The Registration Statement also states that the Adviser anticipates recommending to the Board of Managers that the Fund offer to repurchase Interests from Members quarterly each year. The Fund commenced operations on July 1, 2009 and has previously made twenty-six offers to purchase Interests from Members.

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Because there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Adviser, the Board of Managers has determined to cause the Fund to make the Offer, after consideration of various matters, including but not limited to those set out in the Registration Statement and the LLC Agreement, including the recommendations of the Adviser. While the Adviser intends to recommend to the Board of Managers that the Fund offer to repurchase Interests, or portions of them on a quarterly basis each year, the Board of Managers is under no obligation to follow such recommendations.

The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Members that do not tender Interests. Members that retain their Interests may be subject to increased risks due to the reduction in the Fund’s aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. The Fund believes, however, that this result is unlikely given the nature of the Fund’s investment program. A reduction in the aggregate assets of the Fund may result in Members that do not tender Interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing Members from time to time. Payment for Interests purchased pursuant to the Offer may also require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses or increased investment related expenses.

Interests that are tendered to the Fund in connection with the Offer will be retired, although the Fund may issue Interests from time to time in transactions not involving any public offering, conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, in accordance with the Registration Statement. The Fund currently expects that it will accept subscriptions for Interests as of the first day of each month, but is under no obligation to do so, and may do so more frequently as determined by the Board of Managers.

The tender of Interests by a Member will not affect the record ownership of such Member for purposes of voting or entitlement to any distributions payable by the Fund unless and until such Interests are purchased. You should also realize that although the Offer is scheduled to expire on July 27, 2017 (unless it is extended), you remain a Member of the Fund with respect to the Interests you tendered that are accepted for purchase by the Fund through the Repurchase Date.

3.	OFFER TO PURCHASE AND PRICE.

The Fund will, on the terms and subject to the conditions of the Offer, purchase an amount of Interests up to approximately 5.00% of the net assets of the Fund that are tendered by Members by 11:59 p.m., Eastern Time, on July 27, 2017 (or if the Offer is extended, by any later Notice Due Date), and not withdrawn (as provided in Section 6 below) prior to the Notice Due Date. The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 4 and 8 below. The value of the Interests tendered for purchase will be their value as of September 30, 2017 or, if the Offer is extended, as of any later Valuation Date, payable as set out in Section 7. The determination of the value of Interests as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

4.	AMOUNT OF TENDER.

Subject to the limitations set out below, a Member may tender its entire Interest or a portion of its Interest. If a Member tenders some of its Interest in an amount that would cause the remaining Interest to have a net asset value of less than $25,000 with respect to Class A Interest, or to have a net asset value of less than $100,000 with respect to Class I Interest, the Board of Managers reserves the right to reduce the amount to be repurchased from the Member so that the required minimum account balance is maintained or to repurchase the remainder of the Member’s Interests in the Fund. The Offer is being made to all Members of the Fund and is not conditioned on any minimum amount of Interests being tendered.

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If the amount of Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 6 below is less than or equal to approximately 5.00% of the net assets of the Fund (or such greater amount as the Fund may elect to purchase pursuant to the Offer), the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 8 below. If Interests in excess of approximately 5.00% of the net assets of the Fund are duly tendered to the Fund prior to the Notice Due Date and not withdrawn prior to the Notice Due Date pursuant to Section 6 below, the Fund will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e‑4(f)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) extend the Offer, if necessary, and increase the amount of Interests that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to the Notice Due Date and not withdrawn prior to the Notice Due Date for payment on a pro rata basis based on the aggregate net asset value of tendered Interests. The Offer may be extended, amended or canceled in other circumstances described in Section 8 below.

5.	PROCEDURE FOR TENDERS.

Members wishing to tender Interests pursuant to this Offer to Purchase should contact their FA who will enter the order and provide a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your FA in good order. Upon receiving signed documentation, your FA will submit the form for processing. Your FA must submit the form before 11:59 p.m., Eastern Time, on July 27, 2017 (or if the Offer is extended, no later than any later Notice Due Date).

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination will be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interests or any particular Member, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund will determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Adviser or the Board of Managers will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give such notice.

6.	WITHDRAWAL RIGHTS.

Until the Notice Due Date, Members have the right to withdraw any tenders of their Interests. Interests withdrawn may be re-tendered, however, provided that such tenders are made before the Notice Date by following the tender procedures described in Section 5. Pursuant to Rule 13e‑4(f)(2)(ii) of the Exchange Act, if the Fund has not yet accepted a Member’s tender of Interests on or prior to August 24, 2017 (i.e., the date 40 business days from the commencement of the Offer), a Member will also have the right to withdraw its tender of Interests after such date. To be effective, any notice of withdrawal must be timely received. Please contact your FA if you wish to withdraw your tender. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination will be final and binding. A tender of Interests properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer.

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7.	PURCHASES AND PAYMENT.

For purposes of the Offer, the Fund will be deemed to have accepted Interests that are tendered if and when it gives written notice to the tendering Member of its election to purchase such Interests. As stated in Section 3 above, the amount offered for the Interests tendered by Members will be the value thereof as of September 30, 2017, or if the Offer is extended, as of any later Valuation Date. The value will be determined after all allocations to capital accounts of the Members required to be made by the LLC Agreement have been made, including any Early Repurchase Fee due to the Fund in connection with the repurchase and any incentive allocation. The Fund will not pay interest on the purchase amount.

For Members that tender Interests that are accepted for purchase, payment of the purchase amount will consist of the Note, a non-interest bearing non‑transferable promissory note. The Note will entitle the Member to receive the Initial Payment in an amount equal to at least 95% of the unaudited net asset value of the Interests tendered and accepted for purchase by the Fund, determined as of the Valuation Date, less any Early Repurchase Fee due to the Fund in connection with the repurchase. The Fund may take up to 20 business days after the Repurchase Date to make the Initial Payment.

The Note will also entitle the tendering Member to receive a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (1) the aggregated value of the repurchased Interests as of the Valuation Date (as it may be adjusted based upon the next annual audit of the Fund’s financial statements), over (2) the Initial Payment. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

The Note pursuant to which a tendering Member will receive the Initial Payment and, if applicable, Post-Audit Payment (together, the “Cash Payment”) will be held by State Street Bank and Trust Company on behalf of the tendering Member. Upon a written request by a Member to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the Member at the address of the Member as maintained in the books and records of the Fund. Any Cash Payment due pursuant to the Note will be made by wire transfer directly to Merrill who will facilitate the distribution of proceeds into the tendering Member’s brokerage account.The Fund will make payment for Interests it purchases pursuant to the Offer from one or more of the following sources: cash on hand, proceeds from the sale of securities held by the Fund, withdrawal proceeds from investment funds in which the Fund invests, or borrowings. Upon its acceptance of tendered Interests for repurchase, the Fund will maintain daily, as an entry on its books, a distinct account consisting of (1) cash, (2) liquid securities, or (3) interests in specific investment funds in which the Fund invests (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of any Interests tendered.  None of the Fund, the Board of Managers, or the Adviser have determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to fund any portion of the amount offered for the purchase of Interests, subject to compliance with applicable law, through borrowings. The Fund expects that the repayment of any amounts so borrowed will be financed from additional funds contributed to the Fund by existing and/or new Members, withdrawal of capital from the investment funds in which it invests or from the proceeds of the sale of securities held by the Fund.

The purchase amount will be paid entirely in cash.

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8.	CERTAIN CONDITIONS OF THE OFFER.

In the absolute discretion of the Board of Managers, the Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying Members of such extension. In the event that the Fund elects to extend the tender period, the net asset value of the Interests tendered for purchase will be determined as of the later Valuation Date. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right at any time and from time to time up to and including acceptance of tenders pursuant to the Offer: (a) to cancel the Offer in the circumstances set out in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) to amend the Offer; and (c) to postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify Members.

The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the judgment of the Board of Managers, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund, (ii) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the net asset value of the Fund from the net asset value of the Fund as of the commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its Members if Interests tendered pursuant to the Offer were purchased; (c) the Board of Managers determines that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer; or (d) for any other periods that the Securities and Exchange Commission (the “SEC”) permits by order for the protection of Members.

9.	CERTAIN INFORMATION ABOUT THE FUND.

The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company.  It is organized as a Delaware limited liability company.  Subscriptions for limited liability company interests in the Fund were first accepted for investment as of July 1, 2009.  The principal office of the Fund is located at 1114 Avenue of the Americas, 37th Floor, New York, New York, 10036 and the telephone number is (212) 908-2600.  Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LLC Agreement.

Based on May 31, 2017 estimated values: Robert M. Collins, Manager and President of the Fund, beneficially owns $652,334  of Interests (approximately 0.03% of all Interests) in the Fund; James F. Munsell, Manager of the Fund, beneficially owns $184,915  of Interests (approximately 0.01% of all Interests) in the Fund; Robert J. Swieringa, Manager of the Fund, does not have any beneficial ownership in the Fund; Lewis R. Hood, Jr., Adviser to the Board, beneficially owns $103,685 of Interests (approximately 0.00% of all Interests) in the Fund; and Stephen G. Ryan, Adviser to the Board, does not have any beneficial ownership in the Fund.

None of the Fund, the Adviser or the Board of Managers has any plans or proposals that relate to or would result in: (1) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (2) any purchase, sale or transfer of a material amount of assets of the Fund; (3) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) any change in any material term of the employment contract of any executive officer; (5) any other material change in the Fund’s corporate structure or business, including any plans or proposals to make any changes in its investment policies, for which a vote would be required by Section 13 of the 1940 Act; (6) the acquisition by any person of additional Interests (other than the Fund’s intention to accept subscriptions for Interests on the first day of each month and from time to time in the discretion of the Board of Managers), or the disposition of Interests (other than through periodic purchase offers, including the Offer); or (7) any changes in the LLC Agreement or other governing instruments or other actions that could impede the acquisition of control of the Fund. The Board of Managers, including a majority of the Managers who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Managers”), voted to increase the size of the Board of Managers creating two vacancies and has nominated Lewis R. Hood, Jr. and Stephen G. Ryan  to fill such vacancies, subject to Member approval. The approval of the election of the three existing Managers along with Mr. Hood and Mr. Ryan was submitted to a Member vote through a proxy statement distributed to Members on or about June 16, 2017

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Other than the acceptance of subscriptions as of May 1, 2017 and June 1, 2017, there have been no transactions involving Interests that were affected during the past 60 days by the Fund, the Adviser, any member of the Board of Managers or any person controlling the Fund, the Adviser or the Board of Managers

10.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund for cash pursuant to the Offer. Members should consult their own tax advisors for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

The repurchase of Interests is a taxable event on which a gain or loss may be recognized. The amount of gain or loss is based on the difference between your tax basis in the Interests and the amount you receive for them upon disposition, which will include the Initial Payment and the Post-Audit Payment. Generally, you will recognize long-term capital gain or loss if you have held your Interests for over twelve months at the time you dispose of them. Gains and losses on shares held for twelve months or less will generally constitute short-term capital gains, except that a loss on shares held six months or less will be recharacterized as a long-term capital loss to the extent of any capital gains distributions that you have received on the shares. A loss realized on a sale or exchange of Interests may be disallowed under the so-called “wash sale” rules to the extent the Interests disposed of are replaced with other Interests within a period of 61 days beginning 30 days before and ending 30 days after the Interests are disposed of, such as pursuant to a dividend reinvestment in shares of the Interests. If disallowed, the loss will be reflected in an adjustment to the basis of the Interests acquired.

11.	MISCELLANEOUS.

The Offer is not being made to, nor will tenders be accepted from, Members in any jurisdiction in which the Offer or its acceptance would not comply with the securities or other laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Members from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

7

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer. A free copy of such statement may be obtained by contacting State Street Bank and Trust Company at the address and telephone number set out on the first page of the Letter of Transmittal or from the SEC’s internet web site, http://www.sec.gov. A copy may be inspected and copied at, and, for a fee, may be obtained by mail from, the public reference office of the SEC at 100 F Street, N.E., Washington, DC 20549.

8

LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL

Regarding Interests in

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Tendered Pursuant to the Offer to Purchase
 Dated June 29, 2017

THIS LETTER OF TRANSMITTAL IS FOR SAMPLE PURPOSES ONLY.
CONTACT YOUR FINANCIAL ADVISOR TO OBTAIN A CUSTOMIZED TENDER OFFER FORM FOR YOUR ACCOUNT.

THE CUSTOMIZED TENDER OFFER FORM PROVIDED BY YOUR FINANCIAL ADVISOR MUST BE SIGNED AND RETURNED TO YOUR FINANCIAL ADVISOR.

THE TENDER OFFER FORM MUST BE
 PROCESSED BY YOUR FINANCIAL ADVISOR
BY JULY 27, 2017.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 11:59 P.M., EASTERN TIME, ON JULY 27, 2017,
UNLESS THE OFFER IS EXTENDED.

Letter of Transmittal Page 1 of 5

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Private Equity (Master Fund), LLC, a closed‑end, non‑diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 29, 2017 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interests tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interests tendered hereby and that the Fund will acquire good title to the Interests, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interests are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interests tendered hereby.  The undersigned further understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Class A Interests to have a NAV of less than $25,000, or tenders an amount that would cause the undersigned’s remaining Class I Interests to have a NAV of less than $100,000, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Interests in the Fund.

A promissory note (the “Note”) for the value of the purchased Interests will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Interests tendered by the undersigned will be made by wire transfer of the funds directly to Merrill who will facilitate the distribution of proceeds into the tendering Member’s brokerage account.

The Note will also reflect the “Post‑Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post‑Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited value of the Fund as of September 30, 2017, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

Letter of Transmittal Page 2 of 5

Letter of Transmittal Page 3 of 5

Letter of Transmittal Page 4 of 5

Letter of Transmittal Page 5 of 5

TO CANCEL TENDER PREVIOUSLY SUBMITTED

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Tendered Pursuant to the Offer to Purchase
 Dated June 29, 2017

THIS NOTICE OF WITHDRAWAL IS FOR SAMPLE PURPOSES ONLY.
CONTACT YOUR FINANCIAL ADVISOR IF YOU WISH TO WITHDRAW YOUR TENDER.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT
11:59 P.M., EASTERN TIME, ON JULY 27, 2017,
UNLESS THE OFFER IS EXTENDED.

Cancel Tender Page 1 of 2

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interests in Partners Group Private Equity (Master Fund), LLC (the “Fund”), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[  ] All of the undersigned’s entire limited liability company interests.

[  ] A portion of the undersigned’s limited liability company interests expressed as a number of units

 _______________________ (number of units)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interests in the Fund (or a portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

Cancel Tender Page 2 of 2

FORMS OF LETTERS FROM THE FUND TO MEMBERS IN CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

    [______ __, 20__]

Dear Member:

Partners Group Private Equity (Master Fund), LLC (the “Fund”) has received and accepted for purchase your tender of all or a part of your limited liability company interests in the Fund (your “Interests”).

Because you have tendered and the Fund has purchased all or a part of your interests, you have been issued a note (the “Note”) entitling you to receive an initial payment in an amount equal to at least 95% of the value of the purchased Interests based on the unaudited value of the Fund as of September 30, 2017, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal no later than October 30, 2017, unless the repurchase date of the Interests in the Fund has changed; provided that, if you tendered only a portion of your Class A Interests, and the remaining portion of your Class A Interests would be less than the required minimum account balance of $25,000, or if you tendered only a portion of your Class I Interests and the remaining portion of your Class I Interests would be less than the required minimum account balance of $100,000, the Fund’s Board of Managers reserves the right to reduce the amount to be repurchased from you so that the required minimum account balance is maintained or to repurchase the remainder of your Interests, in accordance with the terms of the tender offer. The Note will be held by State Street Bank and Trust Company on your behalf. Upon a written request by you to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to you at the address for you as maintained in the books and records of the Fund.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you promptly after the completion of the Fund’s next annual audit according to the terms of the tender offer. We expect that the annual audit of the Fund’s financial statements will be completed by the end of May 2018.

If you are tendering only a portion of your account, you remain a Member of the Fund with respect to the portion of your Interests that you did not tender.

Should you have any questions, please feel free to contact State Street Bank and Trust Company at (888) 977-9790.

Sincerely,

Partners Group Private Equity (Master Fund), LLC

    [______ __, 20__]

Dear Member:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interests in Partners Group Private Equity (Master Fund), LLC (the “Fund”).

Because you have tendered and the Fund has purchased all or a part of your interests in the Fund, you have been paid an amount equal to at least 95% of the value of the purchased interests in the Fund based on the unaudited value of the Fund as of September 30, 2017, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal.

The balance of the purchase amount will be paid to you promptly after the completion of the Fund’s next annual audit according to the terms of the tender offer. We expect that the annual audit of the Fund’s financial statements will be completed by the end of May 2018.

Should you have any questions, please feel free to contact State Street Bank and Trust Company at (888) 977-9790.

Sincerely,

Partners Group Private Equity (Master Fund), LLC

Enclosure